UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2011

Erie Indemnity Company

(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania	16530
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814)870-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 3, 2011, Erie Indemnity Company (the “Company,” “we,” “us” or “our”) entered into a Credit Agreement with JPMorgan Chase Bank, National Association (“JPM”), as Administrative Agent for itself, PNC Bank, National Association (“PNC”) and various other financial institutions from time to time party thereto as Lenders (the “Credit Agreement”), to provide for, among other things, revolving credit loans to the Company in an aggregate principal amount of up to $100 million, including up to $25 million for issuances of standby letters of credit (collectively, the “Revolving Credit Facility”) (all capitalized terms used but not defined in this Report on Form 8-K shall have the respective meanings ascribed to them in the Credit Agreement, a copy of which is filed herewith as an exhibit). The Company’s obligations under the Credit Agreement are secured pursuant to the terms of a Pledge Agreement also dated November 3, 2011 between the Company and JPM (the “Pledge Agreement”). The Revolving Credit Facility replaced our existing $100 million line of credit with PNC (the “Existing PNC Line of Credit”) and is available for working capital, other general corporate purposes and to refinance the Existing PNC Line of Credit. We did not borrow any funds under the Revolving Credit Facility at closing.

The Revolving Credit Facility bears interest, at our option, at a rate based on the LIBO Rate or the Alternate Base Rate (defined as the highest of (a) the Federal Funds Effective Rate plus 1/2 of 1%, (b) the Administrative Agent’s Prime Rate, and (c) the one-month LIBO Rate plus 1.00%), plus a variable margin that increases in the event the ratio (expressed as a percentage) of our consolidated indebtedness to our total capital (our “Debt to Capital Ratio”) exceeds certain thresholds and decreases if the A.M. Best Financial Strength Rating (“A.M. Best Rating”) of the Erie Insurance Exchange (the “Exchange”) improves from A+ to A++. Based upon our current Debt to Capital Ratio and the current A.M. Best Rating of the Exchange, we would pay a variable rate of interest of either the LIBO Rate plus a margin of 0.625% or the Alternate Base Rate without an additional margin on any outstanding balance and a quarterly commitment fee of 0.08% on any unused portion of the Revolving Credit Facility.

The Credit Agreement expires November 3, 2016, and contains restrictive covenants, which include limitations on: incurring indebtedness, liens and encumbrances; making of guarantees; investments; dividends and distributions; liquidations, mergers, consolidations and acquisitions; dispositions of assets or subsidiaries; certain transactions with affiliates; material changes in our business; changes to our fiscal year; issuance of capital stock; and changes to our organizational documents or to the agreements by which we are appointed to act as Attorney-in-Fact for the Exchange. The Credit Agreement also contains certain financial covenants pertaining to minimum net worth and our Debt to Capital Ratio. The foregoing summary of the Credit Agreement and the Pledge Agreement is qualified in its entirety by reference to the full text of the agreements attached hereto as Exhibits 99.1 and 99.2, each of which is incorporated herein by reference.

The Company has normal banking relationships with the Lenders.

Item 1.02 Termination of a Material Definitive Agreement.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 1.02.

On November 3, 2011, in connection with the Revolving Credit Facility described in Item 1.01, the Company terminated the Existing PNC Line of Credit which was entered into on December 10, 2009 and had an expiration date of December 31, 2011. Under the terms of the Existing PNC Line of Credit, we paid a variable rate of interest and a commitment fee which, at termination, was LIBOR plus a margin of 1.5% on the outstanding balance and an annual commitment fee of 0.20% on the unused capacity. The Existing PNC Line of Credit contained restrictive covenants, which included limitations on: incurring indebtedness, liens and encumbrances; making of guarantees, loans or other advances; mergers, acquisitions and transfers of assets; and changes in business, management and ownership. The Existing PNC Line of Credit also contained certain financial covenants pertaining to minimum net worth and Debt to Capital Ratio.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure provided in Item 1.01 of this Form 8-K is hereby incorporated by reference into this Item 2.03.

The Revolving Credit Facility contains standard provisions relating to default and acceleration of our payment obligations upon the occurrence of an Event of Default including, among other things: the failure to pay principal, interest, fees or other amounts when due; cross-default with other indebtedness; failure to comply with specified agreements, covenants or obligations; the making of any materially misleading or untrue representation, warranty or certification; commencement of bankruptcy or other insolvency proceedings by or against us; entry of one or more judgments against us that exceed $50 million either individually or in the aggregate; the failure to pay amounts due to the PBGC or a Plan under Title IV of ERISA; changes in control with respect to the composition of our board of directors; and ceasing to act as Attorney-in-Fact for the Exchange without the prior written consent of the Administrative Agent. Subsequent to an Event of Default all outstanding amounts owed to any Lender shall bear interest at 2.0% over the rate of interest applicable under the Alternate Base Rate pricing option, and letter of credit fees shall be 2.0% above the rate otherwise applicable to letters of credit until such time as the Event of Default has been cured, waived or amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Michael S. Zavasky, the Registrant’s Executive Vice President – Insurance Operations, has advised the Registrant that he will retire as an officer and employee of the Registrant and each of the companies affiliated with the Registrant, effective December 31, 2012.

Item 9.01 Financial Statements and Exhibits.

99.1	Credit Agreement among JPMorgan Chase Bank, National Association, as Administrative Agent; the Lenders named therein; and Erie Indemnity Company, dated November 3, 2011.

99.2	Pledge Agreement made by Erie Indemnity Company in favor of JPMorgan Chase Bank, N.A., as administrative agent, for itself and certain other Lenders, dated November 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

November 8, 2011	By:	/s/ James J. Tanous

Name: James J. Tanous
Title: Executive Vice President, Secretary and General Counsel